                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1993 Incentive Stock Plan of SoloPoint, Inc. of our report dated February 9, 1996, except for the first two paragraphs of Note 8 as to which the date is April 4, 1996, and except for the fourth paragraph of Note 8 as to which the date is August 6, 1996, with respect to the financial statements and schedule of SoloPoint, Inc. included in the Form SB-2 dated August 6, 1996, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Palo Alto, California
January 24, 1997